RIGGS NATIONAL CORPORATION
                                     and
                               RIGGS BANK N.A.
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                    ----------------------------------------
                           (As Revised April 12, 2000)


                                   ARTICLE I
                                   ---------

                                 INTRODUCTION

         This Deferred Compensation Plan (the "Plan") is established by Riggs National Corporation (the "Company") and Riggs Bank N.A. (the "Bank") for the benefit of their Directors and their Beneficiaries, and it shall be maintained according to the terms hereof. The Plan allows Directors to defer receipt and taxation of Director's Fees and to invest deferred fees in Shares of the Company.

                                   ARTICLE II
                                   ----------

                                  DEFINITIONS

                  2.1 DEFINITIONS. When used herein, the following words and phrases shall have the meanings assigned to them, unless the context clearly indicates otherwise:

         (a) "Bank" means Riggs Bank N.A. (formerly known as The Riggs National Bank of Washington, D.C.).

         (b) "Beneficiary" means the person or persons, natural or otherwise, designated by a Director under section 8.1 to receive any death benefit payable under section 7.3.

         (c) "Board of Directors" means the board of directors of the Company unless otherwise stated.

         (d) "Cash Deferred Fee Account" means an account established in the name of a Director to which is credited any Director's Fees that are deferred by the Director under section 3.1(a) and directed into the Cash Deferred Fee Account under section 3.1(c), any Prior Deferred Fees which the Director elected to have transferred to the Plan, any interest that is credited under section 5.1, any dividends that are credited under sections 6.1(c) and 7.2(b) and from which is debited payments made under Article VII.

         (e) "Common Stock" means the common shares, $2.50 par value per share, of the Company.

         (f)      "Company" means the Riggs National Corporation.

         (g) "Deferred Fee Accounts" means a Director's Cash Deferred Fee Account and Stock Deferred Fee Account.

         (h) "Deferred Fee Agreement" means the written agreement, substantially in the form of Exhibit A hereto, between the Director and the Company or the Bank, as appropriate, that together with the Plan, governs the Director's rights to payment of deferred Director's Fees (adjusted for investment performance) under the Plan.

         (i) "Director" means a non-employee member of the board of directors of the Company, the Bank or any subsidiaries or affiliates whose participation is approved by the board of directors of the Company.

         (j) "Director's Fees" means the retainer paid to a Director, any fees paid to a Director for attending meetings of the board of directors or any committee of the board of directors and any fees paid to a Director for serving as chairman of a committee of the board of directors.

         (k) "Fair Market Value" means, with respect to a share of the Common Stock, (i) if the Common Stock is listed on a national securities exchange or traded on the National Market System, the closing price of the Common Stock on the determination date or if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, all as published in the Eastern Edition of The Wall Street Journal, (ii) if the Common Stock is not listed on a national securities exchange or traded on the National Market System, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date or, if no sales are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the Common Stock is not listed on a national securities exchange or traded on the National Market System and quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the fair market value determined by Board of Directors. In no case, however, shall the Fair Market Value be less than the par value of the Common Stock.

         (l) "Interest" means the amount of interest credited to a Director's Cash Deferred Fee Account at an annual rate determined in accordance with section 5.2.

         (m) "Plan" means the Riggs National Corporation and Riggs Bank N.A. Deferred Compensation Plan for Directors set forth in this document, as amended from time to time.

         (n) "Plan Year" means the twelve-month period beginning January 1 and ending the following December 31 (February 1 through January 31 for periods prior to January 1, 1998).

         (o) "Prior Deferred Fees" means Director's Fees earned prior to June 30, 1994, and deferred under a previous deferred compensation arrangement sponsored by the Company or the Bank.

         (p) "Quarterly Payment Period" means each quarterly period for which Directors Fees are paid to a Director.

         (q) "Shares" means the phantom shares of Common Stock credited to a Director's Stock Deferred Fee Account.

         (r) "Stock Deferred Fee Account" means an account established in the name of a Director to which is credited Shares for any Director's Fees that are deferred by the Director under section 3.1(a) and directed into the Stock Deferred Fee Account under section 3.1(c), any Prior Deferred Fees that the Director elected to have transferred to the Stock Deferred Fee Account and any additional Shares that are credited under section 6.1(b) and from which are debited payments made under Article VII. Payment of Shares credited to the Stock Deferred Fee Account prior to April 12. 2000, is made by distribution of shares of Common Stock and payment of Shares credited after such date is made by cash distribution.

                                    ARTICLE III
                                    -----------

                            DEFERRAL OF DIRECTOR'S FEES

         3.1 ELECTION TO DEFER FEES. (a) For periods prior to April 12, 2000, before the beginning of a Quarterly Payment Period, a Director may elect to defer all or part of his or her Director's Fees to be earned in such Quarterly Payment Period and following Quarterly Payment Periods. For periods commencing after April 12, 2000, before the beginning of a calendar year, a Director may elect to defer all or a part of his or her Director's Fees to be paid in the following calendar year. For a new Director, the election to defer Director's Fees earned during his or her initial quarter of service shall be made within thirty (30) days following the Director's election or appointment and shall be effective for Director's Fees earned as of the first day of the month after the election is made.

         (b) Any election to defer shall continue in effect for subsequent Quarterly Payment Periods or calendar years, in the case of periods after April 12, 2000, unless modified or revoked in accordance with section 3.4.

         (c) When a Director elects to defer Director's Fees under section 3.1(a) the Director shall also elect whether amounts deferred should be credited to his or her Cash Deferred Fee Account, to his or her Stock Deferred Fee Account, or both, in the percentages authorized in the Director's Deferred Fee Agreement.

         3.2 LIMITATION ON STOCK DEFERRED FEES. (a) A Director cannot elect to credit more than $10,000 of Director's Fees each Plan Year to the Director's Stock Deferred Fee Account beginning February 1, 1997 and ending December 31, 1997, and each subsequent Plan Year beginning on January 1 thereafter through April 11, 2000. The $10,000 limit shall not apply to dividends credited to the Director's Stock Deferred Fee Account under section 6.1(b).

         (b) There is no limit on the amount of Director's Fees that can be credited to the Director's Stock Deferred Fee Account after April 12, 2000.

         (c) In the event that prior to April 12, 2000, a Director or Directors elect to defer Director's Fees in the form of Shares and the total number of Shares to be credited to all Directors' Stock Deferred Fee Accounts at such time exceeds the number of shares of Common Stock then available under the Plan, the number of Shares credited to each Director's Stock Deferred Fee Account shall be reduced on a pro rata basis and the remaining Director's Fees shall be credited to the Director's Cash Deferred Fee Account. The excess Director's Fees credited to the Director's Cash Deferred Fee Account cannot thereafter be transferred to the Director's Stock Deferred Fee Account.

         (d) There is no limit on the amount of Director's Fees that can be credited to the Director's Cash Deferred Fee Account.

         3.3 CREDITING TO DEFERRED FEE ACCOUNTS. (a) When a Director elects under section 3.1(c) to have Director's Fees credited to his or her Cash Deferred Fee Account, the Director's Cash Deferred Fee Account shall be credited with the amount of such Director's Fees as of the day such Director's Fees would have been paid to the Director were they not deferred under the Plan.

         (b) When a Director elects under section 3.1(c) to have Director's Fees credited to his or her Stock Deferred Fee Account, the Director's Stock Deferred Fee Account shall be credited with a number of Shares as of the day such Director's Fees would have been paid to the Director were they not deferred under the Plan. Subject to sections 3.2(a) and 3.2(b), the number of Shares credited to the Stock Deferred Fee Account shall be the quotient of the amount of Director's Fees to be credited to the Stock Deferred Fee Account divided by the Fair Market Value of the Common Stock on such date.

         3.4 MODIFICATION OR REVOCATION OF DEFERRAL. A Director may, on a prospective basis for future Quarterly Payment Periods or calendar years for periods after April 12, 2000, change the amount of Director's Fees to be deferred by executing a new Deferred Fee Agreement or revoke his or her election to defer Director's Fees by executing a written revocation to the Secretary of the Company, but no new Deferred Fee Agreement or revocation of an election to defer Director's Fees shall be effective in the Quarterly Payment Period or calendar year, as appropriate, in which it is executed.

         3.5 MODIFICATION OF INVESTMENT DIRECTION. A Director may, on a prospective basis for future Director's Fees, modify his or her election regarding the Deferred Fee Accounts to which his or her deferred Director's Fees are credited, but no modification of such an election shall affect amounts previously deferred. Modifications must be made prior to the first day of the month of the Quarterly Payment Period or calendar year for periods after April 12, 2000, for which such election is effective.

                                  ARTICLE IV
                                  ----------

                         CHANGE IN CAPITAL STRUCTURE

         4.1 CHANGE IN CAPITAL STRUCTURE. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property (a "Capital Adjustment"), then (i) the number, class, and per share price of Shares credited to the Director's Stock Deferred Fee Account shall be appropriately adjusted to account for the Capital Adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved the number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

                                    ARTICLE V
                                    ---------

                                    INTEREST

         5.1  INTEREST.  Interest  shall be  credited  to each  Director's  Cash
Deferred Fee Account, as of the end of each quarter, at an annual rate determined pursuant to section 5.2. Interest shall be credited during each quarter that a Director has any amount credited to his or her Cash Deferred Fee Account under the Plan.

         5.2 RATE OF INTEREST. Interest shall be credited during the Plan Year at a rate equal to the interest rate paid by the Bank on its certificates of deposit having a one-year maturity as of February 1 of that Plan Year for periods prior to January 1, 1998 and as of January 1 of that Plan Year for periods after December 31, 1997.

                                   ARTICLE VI
                                   ----------

                                   DIVIDENDS

         6.1 CREDITING OF DIVIDENDS. (a) Each Director with Shares credited to his or her Stock Deferred Fee Account on the record date of a dividend on the Common Stock shall be credited on the payment date of the dividend with an amount determined by the product of the number of Shares credited to the Director's Stock Deferred Fee Account on the dividend record date and the dividend per share on the Common Stock.

         (b) If the Director is currently deferring all or a portion of his or her Director's Fees to the Director's Stock Deferred Fee Account, the Director's Stock Deferred Fee Account shall be credited on the dividend payment date with a number of Shares determined by dividing the amount of the dividends for the Director as determined under section 6.1(a) by the Fair Market Value of the Common Stock on the dividend payment date.

         (c) If the Director is not currently deferring all or a portion of his or her Director's Fees to the Director's Stock Deferred Fee Account, the amount of dividends determined under section 6.1(a) shall be credited on the dividend payment date to the Director's Cash Deferred Fee Account.

                                   ARTICLE VII
                                   -----------

                            PAYMENT OF DEFERRED FEES

         7.1 FORM OF PAYMENT OF DEFERRED FEES. A Director shall be entitled to receive a benefit equal to the amounts credited to his or her Deferred Fee
Accounts at the time or times specified in such Director's Deferred Fee Agreement. Amounts credited to a Director's Cash Deferred Fee Account shall be paid in cash. Subject to adjustment or provided in Section 4.1, Shares credited to a Director's Stock Deferred Fee Account prior to April 12, 2000, shall be paid by the delivery by the Company of certificates representing a like number of shares of the Common Stock while Shares credited to a Director's Stock Deferred Fee Account after such date shall be paid only in cash in an amount equal to the then Fair Market Value of the Shares.

         7.2 TIMING OF PAYMENT OF DEFERRED FEES. (a) At the election of a Director, the amount credited to the Director's Cash Deferred Fee Account shall be paid in a lump sum or in installments in accordance with the terms of such Director's Deferred Fee Agreement. Amounts credited to a Director's Cash Deferred Fee Account shall bear interest at the rate specified in section 5.2 during the installment payout period.

         (b) The Shares credited to the Director's Stock Deferred Fee Account shall be issued or paid in cash (as the case may be) to the Director in a lump sum or, in the case of amounts credited with respect to Director's Fees deferred after April 12, 2000, in installments in accordance with the terms of such Director's Deferred Fee Agreement provided that except in the case of termination of service, such date shall be at least six months following the date the Director files his or her Deferred Fees Agreement with the Company or the Bank, as appropriate. The Director's Cash Deferred Fee Account shall be credited with dividends for Shares credited to a Director's Stock Deferred Fee Account from the date on which the Director ceases to be a Director until such payment is made.

         (c) Notwithstanding the foregoing, no payment of shares of Common Stock from a Director's Stock Deferred Fee Account shall be made until at least six months and one day that an individual ceases to be a Director. Furthermore, no payment of Shares from a Director's Stock Deferred Fee Account shall be made by issuing Common Stock unless the Company may validly issue Common Stock at such time pursuant to all applicable rules and regulations, including but not limited to corporate law, securities law and stock exchange rules. If Common Stock may not be issued, subject to compliance with applicable securities laws requirements, the Fair Market Value of the Shares credited to a Director's Stock Deferred Fee Account which would otherwise be paid by delivery of shares shall instead be distributed in cash.

         7.3 DEATH OF A DIRECTOR. If a Director dies with any amount credited to his or her Deferred Fee Accounts, then his or her Beneficiary shall be entitled to receive the entire amount in a lump sum in cash and/or shares of common stock, as appropriate. Such payment shall be made as soon as practicable after the end of the calendar quarter in which the Director's death occurred.

                                 ARTICLE VIII
                                 ------------

                                BENEFICIARIES

         8.1 DESIGNATION OF BENEFICIARY. Each Director may designate from time to time any person or persons, natural or otherwise, as his or her Beneficiary or Beneficiaries to whom benefits under section 7.3 are to be paid if he or she dies while entitled to benefits. Each Beneficiary designation shall be made either in the Deferred Fee Agreement or on a form prescribed by the Secretary of the Company and shall be effective only when filed with the Secretary during the Director's lifetime. Each Beneficiary designation filed with the Secretary shall revoke all Beneficiary designations previously made by the Director. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary.

                                   ARTICLE IX
                                   ----------

                                 ADMINISTRATION

         9.1 SHARES AVAILABLE UNDER THE PLAN. (a) As of the effective date of the Plan, 25,000 shares of Common Stock may be issued to Directors in the form of shares of Common Stock under the Plan; provided that Shares payable in the form of cash shall not be subject to the share limit of this Section.

         (b) The number of shares of Common Stock available to be issued under the Plan may be increased upon the approval of the Shareholders of the Company.

         9.2 RIGHT TO AMEND OR TERMINATE THE PLAN. The Company may amend or terminate the Plan at any time in whole or in part. No amendment or termination of the Plan shall reduce any amounts credited to a Director's Deferred Fee Accounts, any amount owed to him or her as of the date of amendment or termination, or the amount of Interest accrued or number of Shares to be credited, as of such date, to his or her account.

         9.3 NO FUNDING OBLIGATION. Obligations to pay any benefits under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made from the general assets of the Company or the Bank, as appropriate. The Company or the Bank, as appropriate, in its discretion, may set aside assets or purchase annuity or life insurance contracts to discharge all or part of the obligations under the Plan. The assets set aside or the annuity or life insurance contracts shall remain in the name of the Company or the Bank, as appropriate, and no trust shall be created by setting aside the assets or purchasing annuity or life insurance contracts. A Director's rights under the Plan are not assignable or transferable other than by will or the laws of descent and distribution, and such rights are exercisable during the Director's lifetime only by him or her, or by his or her guardian or legal representative.

         9.4 APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the laws of the District of Columbia, except to the extent superseded by federal law.

         9.5 ADMINISTRATION AND INTERPRETATION. The President of the Company shall have the authority and responsibility to administer and interpret the Plan. Benefits due and owing to a Director or Beneficiary under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Director or Beneficiary who has not received the benefits to which he or she believes himself or herself entitled may file a written claim with the President, who shall act on the claim within thirty days, and such action on any such claim shall be conclusive.

         9.6 EFFECTIVE DATE. This amended Plan shall become effective as of April 12, 2000, with respect to Directors of the Company and on the date the amended Plan is approved by Directors of the Bank with respect to its Directors.

                                     EXHIBIT A
                               DEFERRED FEE AGREEMENT


         This Agreement between ____________________ (the "Company/Bank") and ___________________________ (the "Director") is made the ___ day of ___________,
20__, under the Riggs National Corporation and Riggs Bank N.A. Deferred Compensation Plan for Directors (the "Plan").

1. DEFERRED FEE PLAN. The Director agrees to the terms and conditions of the Plan, a copy of which has been delivered to the Director and constitutes a part of this Agreement. Capitalized words and phrases in this Agreement shall have the meaning given to them in the Plan, unless the context clearly indicates otherwise.

2. ELECTION TO DEFER FEES. The Director authorizes and directs the Company/Bank to defer ________________________ [insert percentage or dollar amount] of the Director's Fees earned on or after ____________ 20__ and in each subsequent Plan Year. The Director may at any time change this election on a prospective basis for Plan Years beginning after the date of such change or revocation by executing a new Deferred Fee Agreement; the Director may at any time revoke this election on a prospective basis for Plan Years beginning after the date of such revocation by delivering to the Secretary of the Company a written revocation of the election. No change or revocation shall be effective for the Plan Year in which it is executed.

3. INVESTMENT OF DEFERRED FEES. The Director elects to have his or her deferred Director's Fees apportioned between the Cash and Stock Deferred Fee Accounts as follows: (circle appropriate percentages):

   Cash Deferred Fee Account:         0%       25%      50%      75%     100%
   Stock Deferred Fee Account:        0%       25%      50%      75%     100%

4. FORM OF PAYMENT. (a) Cash Deferred Fee Account. The Director elects to receive the amount of Director's Fees credited to his or her Cash Deferred Fee Account pursuant to this Agreement in (check one):

         ( )      a lump sum; or
         ( )      substantially equal annual installments over a period of ___
                  years (not to exceed ten).
         Payments shall commence (check one):
         ( )      _________________, 20__ [must be at least six months from date election is filed]; or
         ( )      upon termination of service as director.

         (b) Stock Deferred Fee Account. The Director shall receive the amount of Director's Fees credited to his or her Stock Deferred Fee Account pursuant to this Agreement (check one):
         ( )      a lump sum; or
         ( )      substantially equal annual installments over a period of ___
                  years (not to exceed ten).
         Payments shall commence (check one):
         ( )      ____________, 20__ [must be at least six months from date
                  election is filed]; or
         ( )      upon termination of service as director.

         5. BENEFICIARY. The Director requests that, upon his or her death, any amounts remaining in his or her Deferred Fees Account be paid to the Beneficiary or Beneficiaries he or she has designated in this Agreement or in a Notice of Designation of Beneficiary filed with the Secretary of the Company. This designation revokes all prior beneficiary designations.

                                                        Percentage of Deferred
   Beneficiary                 Address                       Fees Accounts
   -----------                 -------                  ----------------------

--------------------   -----------------------   -----------------------------
--------------------   -----------------------   -----------------------------
--------------------   -----------------------   -----------------------------






         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

-----------------------------               ---------------------------------
Witness                                     Director

                                                 RIGGS NATIONAL CORPORATION
                                                 RIGGS BANK N.A.

                                                 By:____________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                      A-2